EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated January 31, 2003, accompanying the consolidated financial statements of Pacific Mercantile Bancorp and Subsidiaries contained in Amendment No. 2 to the Registration Statement and Prospectus on Form S-2 (File No. 333-110377). We consent to the use of the aforementioned reports in Amendment No. 2 to the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/    GRANT THORNTON LLP

Irvine, California

December 4, 2003